FOR IMMEDIATE RELEASE
November 30, 2004

Public Company Management Corporation Exercises Conversion of Megola, Inc. $100,000 Debenture into 1,000,000 Shares of Common Stock

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) has announced that on November 24, 2004, The Nevada Fund, Inc., a subsidiary of PUBC has exercised its right to convert a $100,000 debenture into 1,000,000 shares of common stock of Megola, Inc. (OTC BB: MGOA).  This transaction has resulted in an unrealized gain of $610,000 or 610% based on the $0.71 per share closing price of MGOA as of November 29, 2004.

“The tremendous benefit of this transaction to PUBC and PUBC shareholders is indicative of the viability and unique value of our business model,” noted Stephen Brock, President & CEO of PUBC.  “By taking positions in the companies we represent, through proper execution and through exercising patience, we establish opportunities to yield immense financial upside from simply carrying out our business model.”

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps small businesses create long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

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Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  Go Public Today (www.GoPublicToday.com), another PCMC subsidiary, offers qualified entrepreneurs and senior executives free consultations with a Registered Investment Adviser. Free consultations regarding mergers, acquisitions and reverse listings are offered in partnership with M&A Capital Advisers (www.MACapitalAdvisers.com) an independent licensed broker-dealer.

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Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC utilizes a project-centric business model to provide top industry expertise to each client and create a repeatable process for client success.  This approach, combined with the innovative use of technology, gives PCMC a scalable operating capacity and cost structure.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

About Megola, Inc.
Megola Inc. (OTC BB: MGOA) is committed to solving hard water problems without the use of harsh chemicals that, in the long run, can have deleterious effects on company budgets and the environment.  Megola Inc. is the exclusive worldwide distributor for Megola GmbH, a German company that designs and manufactures the ScaleGuard series of physical water treatment equipment.  Megola Inc. has created a distribution network throughout the world in which many companies are having great success as the ScaleGuard family continues to perform admirably.  In addition to our Physical Water Treatment Division, Megola Inc. has recently expanded to include a Waste Water Treatment Division, Microbiological Control Division and an Air Purification Division.

For More Information
Megola, Inc. (OTC BB: MGOA)
446 Lyndock St., Suite 102
Corunna, ON Canada
N0N 1G0
519.481.0628
www.Megola.com
megola@Megola.com

Forward-looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.